UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 19, 2015
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)
Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.

SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Employee Board of Director Compensation Policy

On November 19, 2015, the Board of Directors of Sharps Compliance Corp. (the “Company” or “Sharps”) approved Board of Director compensation for the Company’s non-employee directors effective for the period from October 1, 2015 through September 30, 2016, paid or issued quarterly (except for special board meetings) as follows:

Non-Employee Board of Directors Compensation	Chairman of the Board	Board Member	Committee Chair	Committee Member
Quarterly Cash Retainer ($)	$15,000	$10,000

Quarterly Restricted Stock Awards (shares):
Board Membership	2,500	2,500
Chairman of the Board	1,250
Audit Committee			375	187
Compensation Committee			375	187
Corporate Governance Committee			250	125

Cash Fees for Special Meetings ($)	$1,000	$1,000

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the stockholders of the Company, held on November 19, 2015, the matters voted upon at the Company’s Annual Meeting, and the results of the voting including broker non-votes as to such matters, were as stated below.

Proposal 1. The following nominees for directors were elected to serve one-year terms expiring at the 2016 annual meeting of stockholders:

Nominee	For	Against	Abstentions	Withheld
John W. Dalton	8,545,531	-	-	10,343
Parris H. Holmes	8,545,531	-	-	10,343
F. Gardner Parker	8,450,673	-	-	105,201
David P. Tusa	8,451,673	-	-	104,201
Phillip C. Zerrillo	8,545,531	-	-	10,343

Broker Non-Votes: 5,164,376

Proposal 2. The Non-Binding Advisory Vote on executive compensation:

For	Against	Abstain
7,982,743	548,953	24,178

Broker Non-Votes: 5,164,376

Proposal 3. The ratification by the Audit Committee of the Board of Directors of BDO USA, LLP as independent registered public accounting for the current fiscal year:

For	Against	Abstain
13,696,046	10,607	13,597

Broker Non-Votes: none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 23, 2015	SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer